SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (hereinafter “Agreement”) is entered into by and between Francois Delepine (hereinafter “Employee”) and Trimble Navigation Limited (hereinafter the “Company”) as of this 14th day of March, 2016. In consideration of the covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid unnecessary litigation, the parties agree to settle the disputes between them as follows:
1.    The parties stipulate that:

a.	Employee was employed by the Company through March 14, 2016.

b.
Employee’s employment with the Company is being terminated by the Company without Cause (as defined in that certain Executive Severance Agreement (the “Severance Agreement”) by and between Employee and the Company).

c.
Employee has not filed, and has not assisted any third party in filing, any action (including but not limited to civil and administrative claims and actions) against the Company, or any of its past or present officers, directors, employees, shareholders, agents, predecessors, successors, representatives, suppliers, or affiliated companies (hereinafter referred to collectively as “the Releasees”).

d.
Employee represents and agrees that Employee has been paid all compensation earned and due to Employee as of Employee’s last day of work including, but not limited to, all accrued but unused vacation/PTO.

e.
Employee and the Company each desire to compromise, settle, discharge and release in full any and all rights, claims and actions whatsoever that Employee has or may have against the Releasees arising out of Employee’s employment by the Company and/or the termination of Employee’s employment, through action of law, statute, or contract, up to and including the date of this Agreement.

2.
Upon Employee’s execution of this Agreement, Employee shall deliver an original signed copy of the Agreement to the Company, along with any and all property owned by the Company that is within Employee’s possession, including, but not limited to, computers, technical resources, programs, computer files and paperwork. Employee also agrees that Employee will provide any and all lists of passwords and access information to the Company, including copies, and that he or she will retain none of the same.

3.
a.    No later than May 18, 2016, provided that Employee has completed the actions required in Paragraph 2, but not before the expiration of Employee’s seven-day revocation period, the Company promises to pay the Severance Consideration as defined in the Severance Agreement (other than accrued but unpaid PTO, if any, which shall be paid upon the Termination Date), less deductions required by law, and cause the accelerated vesting contemplated under Section 3 of the Severance Agreement. For the avoidance of doubt, the items of Severance Compensation (other than accrued but unpaid PTO, if any) and the amount of and the number of shares subject to acceleration are set forth in Exhibit A.

b.	The consideration provided in this Paragraph 3 to Employee is given in accordance with the following understanding and agreement of the parties:

(i)
The parties agree that the consideration paid to Employee and accelerated vesting of Executive’s Initial Equity Award (as defined in the Severance Agreement) under this Paragraph 3 shall constitute full and complete settlement of all claims of whatever kind that have been or could be made by Employee against any of the Releasees, without regard to whether such claims are based on an alleged breach of an obligation or duty arising from contract, tort, or statute.

(ii)
Employee acknowledges and agrees that the Releasees have made no representations to Employee regarding the tax consequences of any consideration received by Employee pursuant to this Agreement. Employee agrees to pay federal and state taxes, if any, that are required by law to be paid by Employee with respect to this settlement. Employee further agrees to indemnify, defend and hold the Releasees harmless from any claims, demands, judgments or recoveries by any governmental entity against the Releasees for any amounts claimed due on account of this Agreement based on or because of actions or omissions by Employee or pursuant to claims made under any federal or state tax laws based on or because of actions or omissions by Employee, and any costs, expenses or damages sustained by the Releasees by reason of any such claims, including any amounts paid by the Releasees as taxes, attorneys’ fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

(iii)
Employee agrees that the consideration delivered under this Paragraph 3 shall constitute the entire amount of consideration provided to Employee under this Agreement and that Employee will not seek any further compensation for any other claimed damage, cost or attorneys’ fees in connection with the matters encompassed by this Agreement, except for the consideration provided for under the consulting agreement dated March 14, 2016 between the Executive and the Company. This consideration paid by the Company is solely consideration for this Agreement to which Employee is not otherwise entitled.

4.
In consideration for the Company’s promise to deliver the consideration described above, Employee agrees to and hereby does irrevocably waive and release the Releasees from any and all claims, charges, demands, obligations, damages, liabilities or causes of action of any kind whatsoever (hereinafter “Claims”), whether known or unknown, suspected or unsuspected, that Employee has or may have against them by reason of any act, omission, transaction or event occurring up to and including the date of this Agreement, including, without limitation, any act, omission, transaction or event related to or arising out of Employee’s employment with the Company or termination of that employment, without regard to whether such Claims are based on alleged breach of an obligation or duty arising in contract or tort, any alleged unlawful act (under the California Labor Code, the California Business & Professions Code, the California Constitution, local ordinances, or other state or federal statutes), or any other claim regardless of the forum in which it might be brought. It is expressly understood and agreed by Employee that this waiver and release includes, but is not limited to, any and all rights or Claims that arise under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Act, or any state or local laws including but not limited to the California Fair Employment and Housing Act and the California Family Rights Act; as well as any and all Claims arising under the Employee Retirement Income Security Act of 1974, up to the effective date of this Agreement but not thereafter. Nothing in this Agreement shall be construed to prohibit Employee from filing (a) a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation or proceeding by the Equal Employment Opportunity Commission (b) filing a claim for indemnification from the Company pursuant to any indemnification or other agreement agreement with the Company or otherwise or (c) being eligible for coverage under any D&O or other similar insurance policy maintained by the Company,

5.
Employee understands and agrees that Employee’s release of Claims described in this Agreement includes (but is not limited to) a waiver of Employee’s rights and Claims arising under the Age Discrimination in Employment Act of 1967 (ADEA). Employee understands and agrees that Employee has the right not to execute this Agreement without first having considered it for a full twenty-one (21) days from receipt of the Agreement. Employee agrees that Employee may sign this Agreement without waiting the full twenty-one (21) days and that, if Employee has done so, Employee’s decision to do so has been knowing and voluntary, and not induced through fraud, misrepresentation, a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day period, or the provision of different terms to employees who sign any release prior to the expiration of the twenty-one (21) day period. Employee did not execute this Agreement without first being advised in writing to consult an attorney of Employee’s choice. Employee further understands and agrees that Employee:

a.
Has had the full aforementioned twenty-one (21) day period within which to consider this Agreement before executing it and, if Employee has waived the full period, the waiver has been knowing and voluntary as described above;

b.	Has carefully read and fully understands all of the provisions of this Agreement;

c.
Has at all times during the course of negotiation and execution of this Agreement been advised by an attorney or has had adequate opportunity to consult counsel of Employee’s choice concerning the terms of this Agreement. Employee was advised and is hereby advised in writing to consult with counsel of Employee’s choice prior to entering into this Agreement;

d.	Is, through this Agreement, releasing the Releasees from any and all Claims that Employee has or may have against them;

e.	Knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

f.	Knowingly and voluntarily intends to be legally bound by the same;

g.
Has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and is hereby advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired (the day after such revocation period has expired, the “Effective Date”); and

h.	Understands that rights or Claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Agreement is executed are not waived.

6.
This Agreement is a full and final compromise and settlement and a general release by Employee that includes all unknown and unanticipated damages or injuries, to property or person, by reason of any act, omission, transaction or event occurring up to and including the date of this Agreement, including, without limitation, any act, omission, transaction or event related to or arising out of Employee’s employment with the Company or termination of that employment. Employee waives all rights or benefits that Employee may now or in the future have under the terms of Section 1542 of the California Civil Code, which Employee has had an opportunity to review with counsel of Employee’s choice and which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

This waiver is not a mere recital, but is a known waiver of rights and benefits. This is a bargained-for provision of this Agreement and is further consideration for the covenants and conditions contained herein.

7.
Employee acknowledges and agrees that in the course of Employee’s employment with the Company, Employee has had access to and/or made use of certain confidential information relating to the business activities of the Company. Such confidential information includes, but is not limited to, the Company’s practices and processes in managing its human resources such as recruiting, retention, compensation and training; the Company’s business strategies including marketing and distribution; financial results; pricing data; key persons to contact with regard to customer accounts and customer needs; market surveys and research data; and contractual agreements between the Company and customers, distributors and other persons or entities, compilations of information and records that are owned by the Company and are regularly used in the operation of the Company’s business and other information that is kept confidential by the Company.

a.
Employee agrees that Employee will continue to abide by any written agreements concerning the use and protection of confidential and proprietary information, which are incorporated herein by reference, and that this Agreement does not extinguish any such written agreements. Employee agrees that Employee will not disclose any such confidential information, directly or indirectly, or use any of it in any way whatsoever.

b.
Employee further represents and agrees that all files, computer programs, records, documents, lists, specifications, and similar items relating to the business activities of the Company, including any and all copies, whether prepared by Employee or otherwise coming into Employee’s possession, custody or control, are property of the Company and have been or will be returned immediately by Employee to the Company and that Employee will not remove from the premises of the Company any such property or information. Notwithstanding the above, Employee shall retain his Company provided computer during the period he is providing services to the Company as an employee, consultant or otherwise.

8.
Employee expressly agrees that Employee will bring no new or further proceedings against the Company before any court or administrative tribunal or any other forum whatsoever by reason of any claim, liability or cause of action, whether known or unknown, suspected or unsuspected, arising out of Employee’s employment or termination of that employment, or any other act, omission or transaction by the Company, occurring up to and including the Effective Date of this Agreement.

9.
This Agreement and compliance with this Agreement shall not constitute or be construed as an admission by the Company or the Releasees of any wrongdoing or liability of any kind, or an admission of any violation of the rights of Employee, or any person, or violation of any order, law, statute, duty or contract whatsoever, or that Employee was or is entitled to any amounts or relief demanded by him.

10.	Each party shall bear its own costs and attorney’s fees associated with the process leading to this Agreement.

11.
Should any part of this Agreement be declared or determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts shall not be affected thereby, and said illegal, invalid or unenforceable part shall be deemed not to be a part of this Agreement.

12.
Each party acknowledges that it has had an adequate opportunity to review the terms of this Agreement with counsel. The parties agree that this Agreement shall be interpreted in accordance with the law of the State of California, excluding its choice of law rules. The parties further agree that this Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

13.
Employee agrees that in executing this Agreement Employee does not rely and has not relied on any representation or statement made other than those specifically set forth in this written Agreement. The parties agree that this Agreement constitutes the entire agreement between Employee and the Company and supersedes any and all prior agreements or understandings, written or oral, between them and that any other agreement between the parties shall be, and hereby is, deemed terminated, except as provided in Paragraph 7.a, and except for the consulting agreement dated March 14, 2016 between the Executive and the Company.

14.
This Agreement shall be binding upon the parties hereto and, as applicable, upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that Employee has not transferred to any person or entity any rights, causes of action, or Claims released by this Agreement.

15.
This Agreement is offered by the Company on March 14, 2016 and shall remain available, unless otherwise rejected by the Employee or revoked by the Company, until no later than 5:00 p.m. Pacific Time (2:00 p.m. Eastern Time) on April 5, 2016, which is not less than twenty-one (21) days following the date this Agreement is offered. Employee may accept the offer only by returning an executed copy of this Agreement to the Company and by completing the other conditions specified in Paragraph 2 above. If the Agreement is not accepted by Employee before the date and time specified, the offer shall be deemed rejected and shall be revoked by the Company.

16
The parties, having read all of the foregoing, having been advised by or having had adequate opportunity to consult with counsel, and having understood and agreed to the terms and conditions of this Settlement Agreement and Release of All Claims, do hereby voluntarily execute said Agreement by affixing their signatures hereto.

[Signature page follows.]

Dated:	3/14/2016	/s/	Francois Delepine
Francois Delepine

For Trimble Navigation Limited

Dated:	3/14/2016	/s/	James Kirkland
		By:	James Kirkland
		Its:	Vice President

[Signature Page to Settlement Agreement and Release of All Claims]

Exhibit A

Severance Consideration
Annual base salary: $425,000
Target bonus amount: $340,000
COBRA reimbursement amount: $ 21,926.16 (the sum of the monthly COBRA rates for medical (Healthsaver Plan) - $1,667.30, dental (PPO) - $142.25, and vision - $ 17.63, multiplied by twelve).
Accelerated vesting
61,086 shares of unvested 64,030 shares under Initial Equity Award